UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2025

Zymeworks Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41535	88-3099146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Patriot Drive, Suite A Middletown, Delaware	19709
(Address of principal executive offices)	(Zip Code)

(302) 274-8744

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	ZYME	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On May 30, 2025, Zymeworks Inc. (“Company”) issued a press release announcing that the National Medical Products Administration in China (the “NMPA”) has approved zanidatamab for the treatment of patients with previously treated, unresectable or metastatic HER2-positive (“HER2+”) biliary tract cancer (“BTC”). A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information provided under this Item 7.01 (including Exhibit 99.1 attached hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

Zymeworks BC Inc. (“Zymeworks”), a subsidiary of the Company, is a party to a License and Collaboration Agreement (as amended, the “License and Collaboration Agreement”) with BeOne Medicines Ltd. (“BeOne”) (formerly BeiGene, Ltd.), granting BeOne an exclusive license for the research, development, and commercialization of zanidatamab, Zymeworks’ proprietary bispecific HER2 antibody, in Asia (excluding Japan, but including the People’s Republic of China, South Korea and other countries), Australia, and New Zealand.

As announced on May 30, 2025, the NMPA granted conditional approval of zanidatamab for the treatment of patients with previously treated, unresectable or metastatic HER2-positive (HER2+) BTC. The NMPA conditional approval was based on results of the HERIZON-BTC-01 clinical study, which demonstrated overall survival benefit for patients treated with zanidatamab. Continued approval of this indication will depend on the verification of clinical benefit in the patient population through ongoing confirmatory trials.

Pursuant to the terms of the License and Collaboration Agreement, Zymeworks has received $61 million in upfront and milestone payments, as well as certain co-development funding for zanidatamab clinical studies. Zymeworks is entitled to receive a $20 million milestone payment in connection with the NMPA approval of zanidatamab, and is eligible to receive up to $144 million in additional development and commercial milestones. Zymeworks is also eligible to receive tiered royalties of up to 19.5% of net sales in BeOne Medicine’s territories, increasing to up to 20% when cumulative amounts foregone as a result of a royalty reduction of 0.5% reaches a cap in the low double-digit millions of dollars. For additional information regarding the License and Collaboration Agreement, please refer to the Current Reports on Form 8-K, filed with the U.S. Securities and Exchange Commission (“SEC”) by Zymeworks on November 27, 2018 and December 6, 2018 and the Current Report on Form 8-K, filed with the SEC by the Company on September 21, 2023, as well as copies of the License and Collaboration Agreement and amendments, incorporated by reference as exhibits to the Company’s Annual Report on Form 10-K, filed with the SEC on March 5, 2025.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated May 30, 2025

104	Cover Page Interactive Data File (embedded as Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZYMEWORKS INC.
(Registrant)

Date: May 30, 2025	By:	/s/ Leone Patterson
	Name: Title:	Leone Patterson Executive Vice President, Chief Business Officer and Chief Financial Officer